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                                                                     Exhibit 4.7

           CONFIRMATION FOR U.S. DOLLAR INTEREST RATE SWAP TRANSACTION
                           UNDER 1992 MASTER AGREEMENT

TO:    CNH Equipment Trust 2003-B ("Party B")
       The Bank of New York, as Trustee
       101 Barclay St., 8W
       New York, NY 10286
       Tel: 212-815-6434
       Fax: 212-815-2493

FROM:  MERRILL LYNCH CAPITAL SERVICES, INC. ("Party A")
       MARINA POTOK
       TEL: (212) 449-8253
       FAX: (646) 805-0218


DATE:  November 24, 2003

Our Reference Nos: 03DL12133

The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that (a) it is duly authorized to enter into this Swap Transaction and to perform its obligations hereunder, (b) the Swap Transaction and the performance of its obligations hereunder do not violate any material obligation of such party, and (c) the person executing this Confirmation is duly authorized to execute and deliver it.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between us dated as of November 25, 2003 (the "Agreement"). This Confirmation shall supplement, form part of, and be subject to that Agreement, and all provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Swap Transaction to which this Confirmation related are as follows:

Trade Date:                             November 13, 2003

Effective Date:                         November 25, 2003

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Termination Date:                       The earliest of (i) January 15, 2008 or
                                        (ii) when the Notional Amount hereunder
                                        has been reduced to zero, subject to
                                        early termination in accordance with the terms of the Agreement

Calculation Periods:                    For each Payment Date, the period from
                                        and including the immediately preceding
                                        Payment Date to, but excluding, such
                                        Payment Date (without regard to any
                                        Business Day adjustment in respect of
                                        Payment Dates, in the case of Fixed Rate
                                        Calculation Periods), during the Term of this Swap Transaction, except that (a) the initial Calculation Period will commence on, and include, the Effective
                                        Date, and (b) the final Calculation
                                        Period will end on, but exclude, the
                                        Termination Date (without regard to any
                                        Business Day adjustment in the case of
                                        the final Fixed Rate Calculation
                                        Period).

                                        Floating Rate Calculation Periods
                                        correspond to "Interest Periods" under
                                        the Indenture dated as of November 1,
                                        2003, between Party B, as issuer, and
                                        JPMorgan Chase Bank, as indenture
                                        trustee (the "Indenture").

Notional Amounts:                       For each Calculation Period, the
                                        Outstanding Amount of the Class A-3a
                                        Notes as of the close of business on the first day of each Floating Rate
                                        Calculation Period. "Outstanding Amount" and "Class A-3a Notes" each has the meaning specified in Appendix A to the Indenture.

Payment Dates:                          The 15th day of each month, subject to
                                        the Following Business Day Convention,
                                        corresponding to "Payment Dates" under
                                        the Indenture.

FIXED AMOUNTS:

     Fixed Rate Payer:                  Party B

     Fixed Rate Payer Payment Dates:    The 15th day of each month, commencing
                                        December 15th 2003, subject to the
                                        Following Business Day Convention.

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     Fixed Rate:                        2.355%

     Fixed Rate Day Count Fraction:     30/360

     Fxed Rate Payer Payment Amounts:   For each Payment Date, in respect of a
                                        Calculation Period, the product of (a)
                                        the Fixed Rate, (b) the Fixed Rate Day
                                        Count Fraction and (c) the Notional
                                        Amount for such Calculation Period.

FLOATING AMOUNTS:

     Floating Rate Payer:               Party A

     Floating Rate Payer Payment Dates: The 15th day of each month, commencing
                                        December 15th 2003, subject to the
                                        Following Business Day Convention.

     Floating Rate:                     USD-LIBOR-BBA (set two London Banking
                                        Days prior to the first day of each
                                        Calculation Period).

     Designated Maturity:               One month.

     Initial Floating Rate:             1.10824%

     Spread:                            None

     Floating Rate Day Count Fraction:  Actual/360

     Floating Rate Payer Payment        For each Payment Date in respect of a
     Amounts:                           Calculation Period, the product of (a)
                                        the Floating Rate, (b) the Floating Rate
                                        Day Count Fraction, and (c) the Notional
                                        Amount.

     Reset Dates:                       Other than in connection with the
                                        Initial Floating Rate, on each Payment
                                        Date beginning with the June Payment
                                        Date, the Floating Rate (as determined
                                        two London Banking Days prior to each
                                        such Payment Date) will reset for the
                                        Floating Rate Calculation Period
                                        commencing on each such Payment Date.

Compounding:                            Inapplicable

Business Days:                          New York

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Business Day Convention:                Following (in respect of Payment Dates
                                        and Floating Rate Calculation Period End
                                        Dates only).

Calculation Agent:                      Party A

3.     Account Details.

Payments to Party A:

              Bankers Trust Company

              New York, NY

              ABA:             021001033
              A/C #:           021001033
              Ref:             Merrill Lynch Capital Services, Inc.
                               Dollar Swaps, New York, NY

Payments to Party B:

              Name:            JP Morgan Chase Bank
              ABA#:            021-000-021
              Account:         507947541
              Ref:             CNH Equipment Trust 2003-A
              Attn:            Joe Costantino

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by either
returning this Confirmation in person or via telecopier to the attention [   ].
Failure to respond within such period shall not affect the validity or enforceability of this Swap Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Your sincerely,
MERRILL LYNCH CAPITAL SERVICES, INC.


By:  /s/ Rhonda Garguilo
   -----------------------------------------------
     Name:         Rhonda Garguilo
     Title:        Authorized Signatory

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CONFIRMED AS OF THE DATE ABOVE:

CNH EQUIPMENT TRUST 2003-A

By:  The Bank of New York,
     not in its individual capacity
     but solely as Trustee


By:  /s/ Jonathan Farber
   -----------------------------------------------
     Name:         Jonathan Farber
     Title:        Assistant Treasurer

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